UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BIOENVISION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of a letter issued by Bioenvision, Inc.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed acquisition of Bioenvision, Inc. (“Bioenvision”) by Genzyme Corporation (“Genzyme”) and the required approval of the transaction by Bioenvision’s stockholders, Bioenvision filed a definitive proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”) on September 7, 2007. Stockholders of Bioenvision are urged to read the definitive proxy statement and any other relevant documents because they contain important information. Investors and security holders can obtain free copies of the definitive proxy statement and other relevant documents when they become available by contacting Bioenvision Investor Relations at (212) 750-6700 ext. 160. In addition, documents filed with the SEC by both Genzyme and Bioenvision are available free of charge at the SEC’s web site at http://www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Bioenvision in connection with the transaction, and their interests in the solicitation, is set forth in the proxy materials filed by Bioenvision with the SEC.

FORWARD-LOOKING STATEMENTS

Certain statements contained in the letter are “forward-looking” statements, including express or implied statements regarding the future approval by Bioenvision’s stockholders of the pending agreement and plan of merger with Genzyme and regarding Bioenvision obtaining regulatory approval of its products.  Because these statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Specifically, factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: risks associated with whether the merger of Wichita Bio Corporation with and into Bioenvision will be approved by the stockholders of Bioenvision; risks associated with the uncertainty as to whether such merger will in fact occur, risks associated with disruptions from the proposed merger transaction which may harm relationships with customers, employees, suppliers and partners; risks associated with the outcome of litigation and regulatory proceedings to which we are currently a party and may become a party in the future; risks associated with preclinical and clinical developments in the biopharmaceutical industry in general and in Bioenvision’s compounds under development in particular; the potential failure of Bioenvision’s compounds under development to prove safe and effective for treatment of disease; uncertainties inherent in the early stage of Bioenvision’s compounds under development; failure to successfully implement or complete clinical trials; failure to receive marketing clearance from regulatory agencies for our compounds under development; acquisitions, divestitures, mergers, licenses or strategic initiatives that change Bioenvision’s business, structure or projections; the development of competing products; uncertainties related to Bioenvision’s dependence on third parties and partners; and those risks described in Bioenvision’s filings with the SEC. Bioenvision assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law and the statements contained in the letter are current as of the date hereof only.

October 11, 2007

Dear Stockholder:

We are writing to update you on recent important developments regarding the proposed merger of Bioenvision, Inc. with Wichita Bio Corporation, a wholly-owned subsidiary of Genzyme Corporation and to advise you that the special meeting of Bioenvision stockholders to vote upon the adoption of the Agreement and Plan of Merger, dated as of May 29, 2007, as amended by Amendment. No 1 thereto, dated August 8, 2007, by and among Bioenvision, Genzyme and Wichita Bio (the “Merger Agreement”) has been adjourned until 4:00 p.m. on October 22, 2007, at the offices of Goodwin Procter LLP, 599 Lexington Avenue in New York.

The special meeting of Bioenvision stockholders to vote on adoption of the Merger Agreement was first convened on October 4, 2007, and was adjourned until October 5, 2007.  Shortly after the meeting was reconvened on October 5, Bioenvision was advised that proxies in favor of adoption of the Merger Agreement had been received from the holders of a majority of the outstanding shares.  Based on this information, Bioenvision opened and closed the polls on the vote to adopt the Merger Agreement and adjourned the meeting until October 10, 2007 to announce the final results of the vote.  After the adjournment, it was determined that certain proxies represented fewer votes for adoption of the Merger Agreement than Bioenvision had believed, and other proxies which Bioenvision believed had been received were still in transit as of the time the polls were closed and could not be counted, thus potentially resulting in the inadvertent disenfranchisement of certain Bioenvision stockholders.

In order to avoid the potential disenfranchisement of Bioenvision stockholders, on October 9, 2007, Bioenvision and Genzyme jointly filed a petition with the Court of Chancery of the State of Delaware requesting that it be allowed to reopen the polls.  At a hearing held on October 10, 2007, in keeping with the request of Bioenvision and Genzyme, the Delaware Chancery Court ordered that the following actions be taken:

(1) Bioenvision shall reconvene the special meeting on October 22, 2007 and reopen the polls to ensure that all Bioenvision stockholders as of the record date of September 5, 2007 are afforded an opportunity to vote for or against the adoption of the merger agreement and to ensure that those votes are properly counted; and

(2) At the special meeting, Bioenvision will accept for consideration by the inspector of elections all votes, proxies or ballots relating to the proposed merger agreement delivered by any holder of Bioenvision stock as of the September 5, 2007 record date prior to the closing of the polls at such special meeting.  In accordance with and subject to Delaware law, appraisal rights relating to the merger agreement shall be available to all Bioenvision stockholders prior to the taking of the vote on October 22, 2007 at the reconvened special meeting.

At the reconvened special meeting on October 10, 2007, the above actions of the Delaware Chancery Court were announced and the meeting was adjourned to October 22, 2007 at 4:00 p.m. at the offices of Goodwin Procter LLP, 599 Lexington Avenue in New York.

Based on a preliminary count of the votes received through October 5, 2007, approximately 55 percent of the issued and outstanding Bioenvision shares have been voted in favor of the merger.

You are not obligated to take any action.  However, you can change your previously cast votes if you choose.  You can vote even if you have not previously cast a vote on this matter.  Follow the simple instructions on the proxy voting form previously sent to you to vote your shares by phone, Internet or by mail.  Ballots will also be available at the special meeting.  Remember, your broker cannot vote your shares unless you instruct him or her to do so and a failure to vote “FOR” the proposal to adopt the Merger Agreement is the same as a vote “AGAINST” the proposal to adopt the Merger Agreement.  Regardless of the number of shares you own, it is important they be represented at the special meeting.  Even if you plan to attend the special meeting, please vote your shares now so that your vote can be counted without delay.

IN ADDITION, IF YOU WISH TO DEMAND APPRAISAL, YOU MAY DO SO AT ANY TIME PRIOR TO 4:00 P.M. ON OCTOBER 22, 2007.

If you have any questions relating to the special meeting or voting your shares, you may call our proxy solicitor, The Altman Group, toll-free at (800) 622-1642.

Thank you for your continued support and patience.

On behalf of your Board of Directors.

/s/ Christopher B. Wood

Christopher B. Wood
Chairman and Chief Executive Officer